07/01/13

Tokie D. Kinser
Unlimited Sky Holdings, Inc (USH)
Unlimited Sky Real Estate Investment Trust (USREIT)
140 East Main St.
Radford, Va 24141

Re: CFO Services- STARTING JULY 1, 2013

Dear Mrs. Kinser:

Purpose:
USH and USREIT have requested the services of The CFO Connection (Chalnick Consulting, Inc. referred to as CC.) to provide monthly CFO services.

Scope:

Provide all CFO services as outlined in the job description attached as Schedule "A". In addition Robert Chalnick will assume the position of Secretary for both entities listed above.

Fees:

July 2013	$4000.00

Fees are payable on the first of every month payable to Chalnick Consulting, Inc.

The fees listed above will increase by $2000.00 per month for each entity that becomes listed on any stock exchange or sold over the counter.(OTC)

Therefore, when USH becomes listed on any exchange or sold over the counter, the monthly fee will be $6,000 per month. When USREIT becomes listed on any exchange or sold over the counter, the monthly fee will be $8,000 per month.

In the event that travel is required, a separate fee will be charged in the amount of $1,000 per day plus expenses per the company expense policy attached as schedule "B"

As additional compensation CC will be granted stock options, warrants or some other form of equity as a participant in a company plan for USH and USREIT officers and directors in an amount equitably allocable to the position of CFO and Secretary for both entities.

R I C
T.D.K

The CFO Connection

c/o Chalnick Consulting, Inc.

206 Briarcliff Lane

Cary, NC 27511

This agreement will commence on 7/1/13. Thereafter, the contract will remain in effect until such time that either party puts in writing a notification to the other party providing for a 60 day notice of such change. Any stock granted or rights to obtain stock in both entities will survive the termination of this agreement.

Robert Chalnick

Chalnick Consulting, Inc.

Jackie D. Kanser

Unlimited Sky Holdings, Inc.

Jackie D. Kanser

Unlimited Sky Real Estate Investment Trust

7/1/2013

Date

7/1/2013

Date